Supplemental Operating and Financial Data ALL AMOUNTS IN THIS REPORT ARE UNAUDITED. SECOND QUARTER 2022 Atlanta, GA Exhibit 99.2

Table of Contents

OFFICE PROPERTIES INCOME TRUST

CORPORATE INFORMATION

- Company Profile ... 3
- Investor Information ... 4
- Research Coverage ... 5

FINANCIALS

- Key Financial Data ... 6
- Condensed Consolidated Balance Sheets ... 7
- Condensed Consolidated Statements of Income (Loss) ... 8
- Debt Summary ... 9
- Debt Maturity Schedule ... 10
- Leverage Ratios, Coverage Ratios and Public Debt Covenants ... 11
- Capital Expenditures Summary and Significant Redevelopment Information ... 12
- Property Acquisitions and Dispositions Information Since January 1, 2022 ... 13
- Investments in Unconsolidated Joint Ventures ... 14
- Calculation and Reconciliation of NOI and Cash Basis NOI ... 15
- Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI ... 16
- Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* ... 17
- Calculation of FFO, Normalized FFO and CAD ... 18

PORTFOLIO INFORMATION

- Summary Same Property Results ... 19
- Occupancy and Leasing Summary ... 20
- Tenant Diversity and Credit Characteristics ... 21
- Tenants Representing 1% or More of Total Annualized Rental Income ... 22
- Lease Expiration Schedule ... 23

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS ... 24

WARNING CONCERNING FORWARD-LOOKING STATEMENTS ... 26

OPI
Nasdaq Listed

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

Unless otherwise noted, all data presented in this supplemental operating and financial data report excludes three properties, which are encumbered by $82.0 million of mortgage notes, owned by two unconsolidated joint ventures in which we own 51% and 50% interests. See page 14 for information regarding these joint ventures and related mortgage notes.

Supplemental Q2 2022 2

Supplemental Q2 2022 3 The Company: Office Properties Income Trust, or OPI, we, our, or us, is a real estate investment trust, or REIT, focused on owning and leasing high quality office properties to tenants with high credit quality characteristics in select, growth-oriented U.S. markets. The majority of our properties are office buildings. OPI is included in 149 market indices and comprises more than 1% of the following indices as of June 30, 2022: Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV), BI North America Office REIT Valuation Peers (BROFFRTV), Global High Dividend REITs and Infrastructure Price Return Index (GHDRIP), Invesco S&P SmallCap Low Volatility ETF INAV Index (XSLVIV), Invesco S&P SmallCap 600 Pure Value ETF INAV Index (RZVIV), Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV), Invesco S&P SmallCap 600 Equal Weight ETF INAV Index (EWSCIV), Hoya Capital High Dividend Yield Index (GTR) (RIET), Bloomberg Reit Office Property Index (BBREOFPY), Solactive Global SuperDividend Index (SOLSDIV), Solactive Global SuperDividend v2 Index (SOLSDIV2) and the Bloomberg WBZ Massachusetts Index (BCMAX). Management: OPI is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of June 30, 2022, RMR had more than $37 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, more than 2,100 properties and approximately 38,000 employees. We believe that being managed by RMR is a competitive advantage for OPI because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self managed. RETURN TO TABLE OF CONTENTS Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (617) 219-1440 Stock Exchange Listing: Nasdaq Trading Symbols: Common Shares: OPI Senior Unsecured Notes due 2050: OPINL Snapshot (as of June 30, 2022): Total properties: 172 Rentable sq. ft.: 22.5 million Percent leased: 89.4% Company Profile

Supplemental Q2 2022 4 Board of Trustees Donna D. Fraiche Barbara D. Gilmore John L. Harrington Independent Trustee Independent Trustee Independent Trustee William A. Lamkin Elena B. Poptodorova Jeffrey P. Somers Independent Trustee Lead Independent Trustee Independent Trustee Mark A. Talley Jennifer B. Clark Adam D. Portnoy Independent Trustee Managing Trustee Chair of the Board & Managing Trustee Executive Officers Christopher J. Bilotto Matthew C. Brown President and Chief Operating Officer Chief Financial Officer and Treasurer Contact Information Investor Relations Inquiries Office Properties Income Trust Financial, investor and media inquiries should be directed to: Two Newton Place Kevin Barry, Director, Investor Relations, 255 Washington Street, Suite 300 at (617) 219-1410 or kbarry@opireit.com Newton, MA 02458-1634 (617) 219-1410 ir@opireit.com www.opireit.com Investor Information RETURN TO TABLE OF CONTENTS Ewing, NJ

Research Coverage

OFFICE PROPERTIES INCOME TRUST

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

BofA Securities
James Feldman
james.feldman@baml.com
(646) 855-5808

JMP Securities
Aaron Hecht
ahecht@jmpsecurities.com
(415) 835-3963

Morgan Stanley
Ronald Kamdem
ronald.kamdem@morganstanley.com
(212) 296-8319

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

Rating Agencies

Moody's Investors Service
Lori Marks
lori.marks@moodys.com
(212) 553-0376

S&P Global
Alan Zigman
alan.zigman@spglobal.com
(416) 507-2556

Issuer Ratings:
Moody's: Baa3
S&P Global: BBB-

OPI is followed by the analysts and its credit is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding OPI's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of OPI or its management. OPI does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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Supplemental Q2 2022 5

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Selected Balance Sheet Data:					
Total gross assets	$ 4,578,277	$ 4,703,791	$ 4,737,595	$ 4,699,286	$ 4,666,348
Total assets	$ 4,062,658	$ 4,197,693	$ 4,241,683	$ 4,239,878	$ 4,211,213
Total liabilities	$ 2,647,208	$ 2,740,611	$ 2,744,974	$ 2,733,898	$ 2,682,663
Total shareholders' equity	$ 1,415,450	$ 1,457,082	$ 1,496,709	$ 1,505,980	$ 1,528,550
Selected Income Statement Data:					
Rental income	$ 141,316	$ 147,354	$ 147,287	$ 147,572	$ 137,099
Net income (loss)	$ (16,056)	$ (13,407)	$ 16,945	$ 3,712	$ (66,697)
NOI	$ 92,416	$ 96,481	$ 92,379	$ 93,579	$ 90,979
Adjusted EBITDA*re*	$ 86,422	$ 91,241	$ 86,304	$ 87,604	$ 85,251
FFO	$ 58,622	$ 62,722	$ 62,567	$ 63,951	$ 37,680
Normalized FFO	$ 58,923	$ 62,722	$ 58,083	$ 59,598	$ 55,385
CAD	$ 37,823	$ 51,006	$ 42,649	$ 30,877	$ 33,831
Rolling four quarter CAD	$ 162,355	$ 158,363	$ 155,009	$ 154,704	$ 168,384
Per Common Share Data (basic and diluted):					
Net income (loss)	$ (0.33)	$ (0.28)	$ 0.35	$ 0.08	$ (1.38)
FFO	$ 1.21	$ 1.30	$ 1.30	$ 1.33	$ 0.78
Normalized FFO	$ 1.22	$ 1.30	$ 1.20	$ 1.24	$ 1.15
CAD	$ 0.78	$ 1.06	$ 0.88	$ 0.64	$ 0.70
Rolling four quarter CAD	$ 3.36	$ 3.28	$ 3.21	$ 3.21	$ 3.50
Dividends:					
Annualized dividends paid per share during the period	$ 2.20	$ 2.20	$ 2.20	$ 2.20	$ 2.20
Annualized dividend yield (at end of period)	11.0%	8.6%	8.9%	8.7%	7.5%
Normalized FFO payout ratio	45.1%	42.3%	45.8%	44.4%	47.8%
Rolling four quarter CAD payout ratio	65.5%	67.1%	68.5%	68.5%	62.9%

	As of 6/30/2022
Capitalization:	
Total common shares (at end of period)	48,455,075
Closing price (at end of period)	$ 19.95
Equity market capitalization (at end of period)	$ 966,679
Debt (principal balance)	2,515,018
Total market capitalization	$ 3,481,697
Liquidity:	
Cash and cash equivalents	$ 26,006
Availability under $750,000 unsecured revolving credit facility	520,000
Total liquidity	$ 546,006

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Supplemental Q2 2022 6

Supplemental Q2 2022 7 June 30, December 31, 2022 2021 ASSETS Real estate properties: Land $ 827,861 $ 874,108 Buildings and improvements 2,995,508 3,036,978 Total real estate properties, gross 3,823,369 3,911,086 Accumulated depreciation (515,619) (495,912) Total real estate properties, net 3,307,750 3,415,174 Assets of properties held for sale 100,816 26,598 Investments in unconsolidated joint ventures 35,310 34,838 Acquired real estate leases, net 424,865 505,629 Cash and cash equivalents 26,006 83,026 Restricted cash 1,743 1,489 Rents receivable 103,361 112,886 Deferred leasing costs, net 59,798 53,883 Other assets, net 3,009 8,160 Total assets $ 4,062,658 $ 4,241,683 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ 230,000 $ — Senior unsecured notes, net 2,184,073 2,479,772 Mortgage notes payable, net 72,936 98,178 Liabilities of properties held for sale 3,453 594 Accounts payable and other liabilities 134,510 142,609 Due to related persons 6,668 6,787 Assumed real estate lease obligations, net 15,568 17,034 Total liabilities 2,647,208 2,744,974 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,455,075 and 48,425,665 shares issued and outstanding, respectively 485 484 Additional paid in capital 2,618,640 2,617,169 Cumulative net income 146,252 175,715 Cumulative common distributions (1,349,927) (1,296,659) Total shareholders’ equity 1,415,450 1,496,709 Total liabilities and shareholders’ equity $ 4,062,658 $ 4,241,683 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) RETURN TO TABLE OF CONTENTS Irving, TX

Condensed Consolidated Statements of Income (Loss)

OFFICE PROPERTIES INCOME TRUST

(amounts in thousands, except per share data)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Rental income	$ 141,316	$ 137,099	$ 288,670	$ 281,623
Expenses:				
Real estate taxes	16,583	15,912	33,228	32,066
Utility expenses	5,820	5,310	12,685	11,742
Other operating expenses	26,497	24,898	53,860	50,337
Depreciation and amortization	57,536	55,371	118,005	119,458
Loss on impairment of real estate	4,773	48,197	21,820	55,857
Acquisition and transaction related costs [1]	224	—	224	—
General and administrative [2]	7,083	12,970	12,789	24,242
Total expenses	118,516	162,658	252,611	293,702
Gain (loss) on sale of real estate	(11,637)	114	(9,488)	54,118
Interest and other income	16	2	17	7
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,366, $2,492, $4,770 and $4,924, respectively)	(26,515)	(29,001)	(53,954)	(57,799)
Loss on early extinguishment of debt	(77)	(11,794)	(77)	(11,794)
Loss before income tax (expense) benefit and equity in net losses of investees	(15,413)	(66,238)	(27,443)	(27,547)
Income tax (expense) benefit	190	121	(341)	(314)
Equity in net losses of investees	(833)	(580)	(1,679)	(976)
Net loss	$ (16,056)	$ (66,697)	$ (29,463)	$ (28,837)
Weighted average common shares outstanding (basic and diluted)	48,249	48,165	48,246	48,163
Per common share amounts (basic and diluted):				
Net loss	$ (0.33)	$ (1.38)	$ (0.61)	$ (0.60)
Additional Data:				
General and administrative expenses / total assets (at end of period)	0.17%	0.31%	0.31%	0.58%
Non-cash straight line rent adjustments included in rental income	$ 2,775	$ 3,847	$ 5,461	$ 9,204
Lease value amortization included in rental income	$ (233)	$ (667)	$ (576)	$ (1,389)
Lease termination fees included in rental income	$ 2,175	$ —	$ 7,117	$ —
Non-cash amortization included in other operating expenses [3]	$ 121	$ 121	$ 242	$ 242
Non-cash amortization included in general and administrative expenses [3]	$ 151	$ 151	$ 302	$ 302

(1) Acquisition and transaction related costs for the three and six months ended June 30, 2022 represent costs related to an acquisition opportunity that did not materialize.

(2) Incentive fees under our business management agreement with RMR are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include such expense in the calculations of Adjusted EBITDA*re* or Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. No estimated business management incentive fee expense was included in net loss for the three and six months ended June 30, 2022. Net loss for the three and six months ended June 30, 2021 includes estimated business management incentive fee expense of $5,911 and $11,111, respectively.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in The RMR Group Inc., or RMR Inc., common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

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Supplemental Q2 2022 8

Debt Summary

As of June 30, 2022
(dollars in thousands)

	Coupon Rate [1]	Interest Rate [2]	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility [3] [4]	2.382%	2.382%	$ 230,000	1/31/2023	$ 230,000	0.6
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2024	4.250%	4.404%	350,000	5/15/2024	350,000	1.9
Senior unsecured notes due 2025	4.500%	4.521%	650,000	2/1/2025	650,000	2.6
Senior unsecured notes due 2026	2.650%	2.815%	300,000	6/15/2026	300,000	4.0
Senior unsecured notes due 2027	2.400%	2.541%	350,000	2/1/2027	350,000	4.6
Senior unsecured notes due 2031	3.450%	3.550%	400,000	10/15/2031	400,000	9.3
Senior unsecured notes due 2050	6.375%	6.375%	162,000	6/23/2050	162,000	28.0
Subtotal / weighted average	3.825%	3.918%	2,212,000		2,212,000	6.1
Secured Fixed Rate Debt:						
Mortgage debt - One property in Chicago, IL	3.700%	4.210%	50,000	6/1/2023	50,000	0.9
Mortgage debt - One property in Washington, DC	4.800%	4.190%	23,018	6/1/2023	22,584	0.9
Subtotal / weighted average	4.047%	4.204%	73,018		72,584	0.9
Total / weighted average	3.699%	3.786%	$ 2,515,018		$ 2,514,584	5.4

Secured vs. Unsecured Debt


Secured
2.9%
Unsecured
97.1%

Fixed vs. Variable Rate Debt


Variable
9.1%
Fixed
90.9%

See accompanying notes on the following page.

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Supplemental Q2 2022 9

Debt Maturity Schedule

As of June 30, 2022
(dollars in thousands)

Year	Unsecured Floating Rate Debt	Unsecured Fixed Rate Debt	Secured Fixed Rate Debt	Total Debt	% of Total Debt
2022	$ —	$ —	$ 234	$ 234	—%
2023	230,000 [5]	—	72,784	302,784	12.0%
2024	—	350,000	—	350,000	13.9%
2025	—	650,000	—	650,000	25.9%
2026	—	300,000	—	300,000	11.9%
2027 and thereafter	—	912,000	—	912,000	36.3%
Total principal balance	$ 230,000	$ 2,212,000	$ 73,018	$ 2,515,018	100.0%
Percent of total principal balance	9.1%	88.0%	2.9%	100.0%	



$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$234 (6)
$72,784
$230,000
$350,000
$650,000
$300,000
$912,000
2022
2023
2024
2025
2026
2027 and thereafter
Unsecured Floating Rate Debt (5)
Unsecured Fixed Rate Debt
Secured Fixed Rate Debt

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of mark to market accounting for certain mortgages and discounts and premiums on senior unsecured notes. Excludes the effect of debt issuance costs amortization.
(3) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 110 basis points per annum. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed is as of June 30, 2022 and excludes the 25 basis point facility fee. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our revolving credit facility by two additional six month periods.
(4) The maximum aggregate borrowing availability under the credit agreement governing our revolving credit facility may be increased to up to $1,950,000 in certain circumstances.
(5) Represents the amount, if any, outstanding under our revolving credit facility at June 30, 2022.
(6) Represents Secured Fixed Rate Debt payments in 2022.

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Supplemental Q2 2022 10

Supplemental Q2 2022 11 Leverage Ratios, Coverage Ratios and Public Debt Covenants RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 6/30/2022 3/31/2022 12/31/2021 9/30/2021 6/30/2021 Leverage Ratios: Net debt / total gross assets 54.4% 53.4% 53.3% 54.4% 54.2% Net debt / gross book value of real estate assets 49.4% 49.1% 49.0% 50.4% 49.7% Secured debt / total assets 1.8% 2.3% 2.3% 2.3% 2.3% Variable rate debt / net debt 9.2% 0.0% 0.0% 0.0% 15.2% Coverage Ratios: Adjusted EBITDAre / interest expense 3.3x 3.3x 3.1x 3.3x 2.9x Net debt / rolling four quarter Adjusted EBITDAre 7.1x 7.2x 7.2x 7.2x 7.1x Public Debt Covenants: Total debt / adjusted total assets (maximum 60.0%) 48.4% 49.2% 49.2% 49.9% 49.2% Secured debt / adjusted total assets (maximum 40.0%) 1.4% 1.8% 1.9% 1.9% 1.9% Consolidated income available for debt service / debt service (minimum 1.50x) 3.4x 3.5x 3.5x 3.6x 3.2x Total unencumbered assets / unsecured debt (minimum 150.0%) 204.9% 200.7% 200.7% 197.8% 200.8% (1) The ratio of net debt / annualized Adjusted EBITDAre for the three months ended June 30, 2022 was 7.3x. (1) Atlanta, GA

Capital Expenditures Summary and Significant Redevelopment Information

OFFICE PROPERTIES INCOME TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

Capital Expenditures Summary

	For the Three Months Ended				
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Lease related costs	$ 16,131	$ 8,664	$ 7,492	$ 17,074	$ 11,215
Building improvements	4,702	2,783	8,545	9,267	7,765
Recurring capital expenditures	20,833	11,447	16,037	26,341	18,980
Development, redevelopment and other activities	40,302	37,524	25,327	13,272	12,738
Total capital expenditures	$ 61,135	$ 48,971	$ 41,364	$ 39,613	$ 31,718
Average rentable sq. ft. during period	22,716	23,106	23,273	23,683	24,330
Building improvements per average sq. ft. during period	$ 0.21	$ 0.12	$ 0.37	$ 0.39	$ 0.32

Significant Redevelopment Information as of June 30, 2022

Address	Location	Sq. Ft.	Estimated Project Costs [2]	Total Costs Incurred	Estimated Completion [3]
20 Massachusetts Avenue [1]	Washington, D.C.	340	$ 215,000	$ 103,198	Q2 2023
351, 401, 501 Elliott Ave West	Seattle, WA	300	144,000	16,707	Q2 2023
Total significant redevelopment projects		640	$ 359,000	$ 119,905	

(1) Upon completion of this redevelopment project, the property will contain approximately 430 rentable sq. ft.
(2) Estimated project costs include future, estimated lease related costs that will be incurred subsequent to the estimated completion date.
(3) Estimated completion date can depend on various factors, including when lease agreements are signed with tenants. Therefore, the actual completion date may vary.



Chicago, IL

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Supplemental Q2 2022 12

Supplemental Q2 2022 13 Acquisitions: We have not acquired any properties since January 1, 2022. Dispositions: Date Sold Location Number of Properties Sq. Ft. Gross Sales Price 1/14/2022 Rockville, MD 1 129 $ 6,750 2/10/2022 Chesapeake, VA 2 172 18,945 3/31/2022 Milwaukee, WI 1 29 3,775 5/10/2022 Holtsville, NY 1 264 28,500 6/28/2022 Fairfax, VA 1 184 19,750 7/11/2022 Houston, TX 1 206 9,800 Total 7 984 $ 87,520 Property Acquisitions and Dispositions Information Since January 1, 2022 (dollars and sq. ft. in thousands) RETURN TO TABLE OF CONTENTS Fort Mill, SC

Investments in Unconsolidated Joint Ventures

As of June 30, 2022
(dollars and sq. ft. in thousands)

Unconsolidated Joint Ventures:

Joint Venture	OPI Ownership	OPI Investment	Number of Properties	Location	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term [1]
Prosperity Metro Plaza	51%	$ 20,006	2	Fairfax, VA	329	74.9%	3.4 years
1750 H Street, NW	50%	15,304	1	Washington, D.C.	115	20.7%	9.3 years
Total / Weighted Average		$ 35,310	3		444	60.8%	4.0 years

Outstanding Unconsolidated Debt:

Joint Venture	OPI Ownership	Interest Rate [2]	Maturity Date	Principal Balance	Annualized Debt Service	Principal Balance at Maturity	OPI Share of Principal Balance [3]
Prosperity Metro Plaza [4]	51%	4.090%	12/1/2029	$ 50,000	$ 2,045	$ 45,246	$ 25,500
1750 H Street, NW	50%	3.690%	8/1/2024	32,000	1,181	32,000	16,000
Total / Weighted Average		3.934%		$ 82,000	$ 3,226	$ 77,246	$ 41,500

Results of Operations - Unconsolidated Joint Ventures: [5]

	For the Three Months Ended June 30, 2022			For the Six Months Ended June 30, 2022		
	Prosperity Metro Plaza	1750 H Street, NW	Total	Prosperity Metro Plaza	1750 H Street, NW	Total
Equity in losses	$ (303)	$ (530)	$ (833)	$ (614)	$ (1,065)	$ (1,679)
Depreciation and amortization	611	121	732	1,252	242	1,494
Other expenses, net [6]	256	149	405	514	316	830
NOI	564	(260)	304	1,152	(507)	645
Lease value amortization included in rental income [7]	(1)	—	(1)	(2)	—	(2)
Non-cash straight line rent adjustments included in rental income [7]	3	2	5	(5)	4	(1)
Cash Basis NOI	$ 566	$ (258)	$ 308	$ 1,145	$ (503)	$ 642
Distributions received / (contributions) paid by OPI	$ —	$ (1,132)	$ (1,132)	$ 51	$ (2,202)	$ (2,151)

(1) Lease term is weighted based on annualized rental income.
(2) Includes the effect of interest rate protection and mark to market accounting.
(3) Reflects our proportionate share of the principal debt balances based on our ownership percentage of the applicable joint venture; none of the debt is recourse to us.
(4) The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.
(5) Reflects our proportionate share of operating results based on our ownership percentage of the respective joint ventures.
(6) Includes interest expense, net of other income.
(7) Our unconsolidated joint ventures report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint ventures by their tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

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Supplemental Q2 2022 14

Calculation and Reconciliation of NOI and Cash Basis NOI

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 141,316	$ 147,354	$ 147,287	$ 147,572	$ 137,099	$ 288,670	$ 281,623
Property operating expenses	(48,900)	(50,873)	(54,908)	(53,993)	(46,120)	(99,773)	(94,145)
NOI	92,416	96,481	92,379	93,579	90,979	188,897	187,478
Non-cash straight line rent adjustments included in rental income	(2,775)	(2,686)	(2,240)	(3,924)	(3,847)	(5,461)	(9,204)
Lease value amortization included in rental income	233	343	452	447	667	576	1,389
Lease termination fees included in rental income	(2,175)	(4,942)	(761)	(55)	—	(7,117)	—
Non-cash amortization included in property operating expenses (1)	(121)	(121)	(121)	(121)	(121)	(242)	(242)
Cash Basis NOI	$ 87,578	$ 89,075	$ 89,709	$ 89,926	$ 87,678	$ 176,653	$ 179,421
Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:							
Net income (loss)	$ (16,056)	$ (13,407)	$ 16,945	$ 3,712	$ (66,697)	$ (29,463)	$ (28,837)
Equity in net losses of investees	833	846	837	688	580	1,679	976
Income tax expense (benefit)	(190)	531	(97)	34	(121)	341	314
Income (loss) before income tax expense (benefit) and equity in net losses of investees	(15,413)	(12,030)	17,685	4,434	(66,238)	(27,443)	(27,547)
Loss on early extinguishment of debt	77	—	—	2,274	11,794	77	11,794
Interest expense	26,515	27,439	27,657	26,929	29,001	53,954	57,799
Interest and other income	(16)	(1)	—	—	(2)	(17)	(7)
(Gain) loss on sale of real estate	11,637	(2,149)	(24,200)	(36)	(114)	9,488	(54,118)
General and administrative	7,083	5,706	2,168	448	12,970	12,789	24,242
Acquisition and transaction related costs (2)	224	—	—	—	—	224	—
Loss on impairment of real estate	4,773	17,047	6,566	(3)	48,197	21,820	55,857
Depreciation and amortization	57,536	60,469	62,503	59,533	55,371	118,005	119,458
NOI	92,416	96,481	92,379	93,579	90,979	188,897	187,478
Non-cash amortization included in property operating expenses (1)	(121)	(121)	(121)	(121)	(121)	(242)	(242)
Lease termination fees included in rental income	(2,175)	(4,942)	(761)	(55)	—	(7,117)	—
Lease value amortization included in rental income	233	343	452	447	667	576	1,389
Non-cash straight line rent adjustments included in rental income	(2,775)	(2,686)	(2,240)	(3,924)	(3,847)	(5,461)	(9,204)
Cash Basis NOI	$ 87,578	$ 89,075	$ 89,709	$ 89,926	$ 87,678	$ 176,653	$ 179,421

(1) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(2) For more information regarding acquisition and transaction related costs, see footnote (1) on page 8.



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Supplemental Q2 2022 15

Supplemental Q2 2022 16 For the Three Months Ended For the Six Months Ended 6/30/2022 6/30/2021 6/30/2022 6/30/2021 Reconciliation of NOI to Same Property NOI: Rental income $ 141,316 $ 137,099 $ 288,670 $ 281,623 Property operating expenses (48,900) (46,120) (99,773) (94,145) NOI 92,416 90,979 188,897 187,478 Less: NOI of properties not included in same property results (9,825) (10,115) (25,751) (23,858) Same Property NOI $ 82,591 $ 80,864 $ 163,146 $ 163,620 Calculation of Same Property Cash Basis NOI: Same Property NOI $ 82,591 $ 80,864 $ 163,146 $ 163,620 Add: Lease value amortization included in rental income 384 522 817 1,043 Less: Non-cash straight line rent adjustments included in rental income (2,462) (3,849) (4,809) (9,309) Lease termination fees included in rental income (2,175) — (3,382) — Non-cash amortization included in property operating expenses (1) (104) (88) (204) (175) Same Property Cash Basis NOI $ 78,234 $ 77,449 $ 155,568 $ 155,179 (1) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in other operating expenses. Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI (dollars in thousands) RETURN TO TABLE OF CONTENTS Fairfax, VA

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Net income (loss)	$ (16,056)	$ (13,407)	$ 16,945	$ 3,712	$ (66,697)	$ (29,463)	$ (28,837)
Add (less): Interest expense	26,515	27,439	27,657	26,929	29,001	53,954	57,799
Income tax expense (benefit)	(190)	531	(97)	34	(121)	341	314
Depreciation and amortization	57,536	60,469	62,503	59,533	55,371	118,005	119,458
EBITDA	67,805	75,032	107,008	90,208	17,554	142,837	148,734
Add (less): Loss on impairment of real estate	4,773	17,047	6,566	(3)	48,197	21,820	55,857
(Gain) loss on sale of real estate	11,637	(2,149)	(24,200)	(36)	(114)	9,488	(54,118)
Distributions received from unconsolidated joint ventures	—	51	153	153	153	51	306
Equity in losses of unconsolidated joint ventures	833	846	837	688	580	1,679	976
EBITDA*re*	85,048	90,827	90,364	91,010	66,370	175,875	151,755
Add (less): Acquisition and transaction related costs [1]	224	—	—	—	—	224	—
General and administrative expense paid in common shares [2]	1,073	414	424	947	1,176	1,487	1,497
Estimated business management incentive fees [3]	—	—	(4,484)	(6,627)	5,911	—	11,111
Loss on early extinguishment of debt	77	—	—	2,274	11,794	77	11,794
Adjusted EBITDA*re*	$ 86,422	$ 91,241	$ 86,304	$ 87,604	$ 85,251	$ 177,663	$ 176,157

(1) For more information regarding acquisition and transaction related costs, see footnote (1) on page 8.
(2) Amounts represent equity based compensation to our Trustees, our officers and certain other employees of RMR.
(3) For more information regarding business management incentive fees, see footnote (2) on page 8.



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Supplemental Q2 2022 17

Calculation of FFO, Normalized FFO and CAD

OFFICE PROPERTIES INCOME TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Net income (loss)	$ (16,056)	$ (13,407)	$ 16,945	$ 3,712	$ (66,697)	$ (29,463)	$ (28,837)
Add (less): Depreciation and amortization:							
Consolidated properties	57,536	60,469	62,503	59,533	55,371	118,005	119,458
Unconsolidated joint venture properties	732	762	753	745	923	1,494	1,929
Loss on impairment of real estate	4,773	17,047	6,566	(3)	48,197	21,820	55,857
(Gain) loss on sale of real estate	11,637	(2,149)	(24,200)	(36)	(114)	9,488	(54,118)
FFO	58,622	62,722	62,567	63,951	37,680	121,344	94,289
Add (less): Acquisition and transaction related costs [1]	224	—	—	—	—	224	—
Loss on early extinguishment of debt	77	—	—	2,274	11,794	77	11,794
Estimated business management incentive fees [2]	—	—	(4,484)	(6,627)	5,911	—	11,111
Normalized FFO	58,923	62,722	58,083	59,598	55,385	121,645	117,194
Add (less): Non-cash expenses [3]	(192)	(465)	(251)	433	804	(657)	803
Distributions from unconsolidated joint ventures	—	51	153	153	153	51	306
Depreciation and amortization - unconsolidated joint ventures	(732)	(762)	(753)	(745)	(923)	(1,494)	(1,929)
Equity in net losses of investees	833	846	837	688	580	1,679	976
Loss on early extinguishment of debt settled in cash	—	—	—	(1,874)	(2,500)	—	(2,500)
Non-cash straight line rent adjustments included in rental income	(2,775)	(2,686)	(2,240)	(3,924)	(3,847)	(5,461)	(9,204)
Lease value amortization included in rental income	233	343	452	447	667	576	1,389
Net amortization of debt premiums, discounts and issuance costs	2,366	2,404	2,405	2,442	2,492	4,770	4,924
Recurring capital expenditures	(20,833)	(11,447)	(16,037)	(26,341)	(18,980)	(32,280)	(30,476)
CAD	$ 37,823	$ 51,006	$ 42,649	$ 30,877	$ 33,831	$ 88,829	$ 81,483
Weighted average common shares outstanding (basic)	48,249	48,243	48,243	48,211	48,165	48,246	48,163
Weighted average common shares outstanding (diluted)	48,249	48,243	48,251	48,244	48,165	48,246	48,163
Per common share amounts (basic and diluted):							
Net income (loss)	$ (0.33)	$ (0.28)	$ 0.35	$ 0.08	$ (1.38)	$ (0.61)	$ (0.60)
FFO	$ 1.21	$ 1.30	$ 1.30	$ 1.33	$ 0.78	$ 2.52	$ 1.96
Normalized FFO	$ 1.22	$ 1.30	$ 1.20	$ 1.24	$ 1.15	$ 2.52	$ 2.43
CAD	$ 0.78	$ 1.06	$ 0.88	$ 0.64	$ 0.70	$ 1.84	$ 1.69

(1) For more information regarding acquisition and transaction related costs, see footnote (1) on page 8.

(2) For more information regarding estimated business management incentive fees, see footnote (2) on page 8.

(3) Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

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Supplemental Q2 2022 18

Supplemental Q2 2022 19 For the Three Months Ended For the Six Months Ended 6/30/2022 6/30/2021 6/30/2022 6/30/2021 Properties (end of period) (1) 153 153 153 153 Rentable sq. ft. 19,228 19,226 19,228 19,226 Percent leased 94.3% 93.0% 94.3% 93.0% Rental income $ 122,722 $ 119,323 $ 244,413 $ 241,583 Same Property NOI $ 82,591 $ 80,864 $ 163,146 $ 163,620 Same Property Cash Basis NOI $ 78,234 $ 77,449 $ 155,568 $ 155,179 Same Property NOI % margin 67.3% 67.8% 66.8% 67.7% Same Property Cash Basis NOI % margin 66.0% 66.8% 65.6% 66.5% Same Property NOI % change 2.1% (0.3%) Same Property Cash Basis NOI % change 1.0% 0.3% (1) Includes one leasable land parcel. Summary Same Property Results (dollars and sq. ft. in thousands) RETURN TO TABLE OF CONTENTS Sacramento, CA

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Six Months Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022
Properties (end of period) [(1)]	172	174	178	178	181	172
Rentable sq. ft. [(1)]	22,491	22,941	23,271	23,274	24,091	22,491
Percentage leased	89.4%	88.8%	89.5%	89.0%	89.5%	89.4%
Leasing Activity (sq. ft.):						
New leases	126	236	270	274	269	362
Renewals	553	336	432	385	279	889
Total	679	572	702	659	548	1,251
% Change in GAAP Rent: [(2)]						
New leases	8.7%	6.7%	(4.9%)	(7.6%)	23.1%	7.3%
Renewals	4.0%	3.8%	6.3%	5.4%	10.0%	3.9%
Total	4.9%	5.1%	4.0%	(0.1%)	17.1%	5.0%
Weighted Average Lease Term by Sq. Ft. (years):						
New leases	8.3	10.4	11.5	12.9	26.4	9.6
Renewals	9.4	10.9	2.5	9.6	7.2	10.0
Total	9.2	10.7	6.0	10.9	16.6	9.9
Leasing Cost and Concession Commitments:						
New leases [(3)]	$ 11,199	$ 26,855	$ 8,543	$ 27,322	$ 69,988	$ 38,054
Renewals	26,170	5,893	3,795	18,811	6,714	32,063
Total	$ 37,369	$ 32,748	$ 12,338	$ 46,133	$ 76,702	$ 70,117
Leasing Cost and Concession Commitments per Sq. Ft.:						
New leases [(3)]	$ 89.01	$ 113.66	$ 31.68	$ 99.81	$ 260.02	$ 105.09
Renewals	$ 47.36	$ 17.56	$ 8.78	$ 48.85	$ 24.09	$ 36.10
Total	$ 55.08	$ 57.26	$ 17.57	$ 70.02	$ 139.98	$ 56.08
Leasing Cost and Concession Commitments per Sq. Ft. per Year:						
New leases [(3)]	$ 10.79	$ 10.94	$ 2.75	$ 7.74	$ 9.85	$ 10.90
Renewals	$ 5.05	$ 1.61	$ 3.54	$ 5.11	$ 3.35	$ 3.63
Total	$ 6.00	$ 5.36	$ 2.95	$ 6.40	$ 8.42	$ 5.69

(1) Includes one leasable land parcel.

(2) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.

(3) Data as of June 30, 2021 includes commitments totaling approximately $66,000 in connection with the lease we entered with Sonesta International Hotels Corporation, or Sonesta, in June 2021 related to the redevelopment of a property in Washington, D.C. These costs represent the estimated costs related to the planned hotel component of the property.

This leasing summary is based on leases entered during the periods indicated.



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Supplemental Q2 2022 20

Supplemental Q2 2022 21 Investment Grade 63.4% Non-Investment Grade 8.3% Not Rated 28.3% Percentage of Total Annualized Rental Income Tenant Credit Characteristics (4) (3) Tenant Industry Tenant Diversity and Credit Characteristics As of June 30, 2022 RETURN TO TABLE OF CONTENTS (1) Chelmsford, MA U.S. Government: 18.5% Other Government: 9.9% Government Contractors: 7.1% Technology & Communications: 17.1% Real Estate & Financial: 16.5% Legal & Other Professional Services: 11.2% Manufacturing & Transportation: 10.4% Food: 2.4% Hospitality: 2.1% Life Sciences and Medical: 1.8% Energy Services: 0.9% Other: 2.1% Total Government: 35.5% (1) (1) Includes state governments and municipalities.

Tenants Representing 1% or More of Total Annualized Rental Income

OFFICE PROPERTIES INCOME TRUST

As of June 30, 2022
(dollars and sq. ft. in thousands)

	Tenant	Credit Rating	Sq. Ft.	% of Leased Sq. Ft.	Annualized Rental Income	% of Total Annualized Rental Income
1	U.S. Government	Investment Grade	3,894	19.4%	$ 104,402	18.5%
2	Alphabet Inc. (Google)	Investment Grade	386	1.9%	23,713	4.2%
3	Shook, Hardy & Bacon L.L.P.	Not Rated	596	3.0%	19,336	3.4%
4	IG Investments Holdings LLC	Not Rated	336	1.7%	16,594	2.9%
5	Bank of America Corporation	Investment Grade	577	2.9%	15,766	2.8%
6	State of California	Investment Grade	523	2.6%	15,740	2.8%
7	Commonwealth of Massachusetts	Investment Grade	311	1.5%	12,260	2.2%
8	CareFirst Inc.	Not Rated	207	1.0%	11,498	2.0%
9	Northrop Grumman Corporation	Investment Grade	337	1.7%	11,465	2.0%
10	Tyson Foods, Inc.	Investment Grade	248	1.2%	11,042	2.0%
11	Sonesta International Hotels Corporation (1)	Not Rated	230	1.1%	10,745	1.9%
12	CommScope Holding Company Inc.	Non Investment Grade	228	1.1%	9,370	1.7%
13	State of Georgia	Investment Grade	308	1.5%	7,383	1.3%
14	PNC Bank	Investment Grade	441	2.2%	6,924	1.2%
15	Micro Focus International plc	Non Investment Grade	215	1.1%	6,905	1.2%
16	Compass Group plc	Investment Grade	267	1.3%	6,703	1.2%
17	ServiceNow, Inc.	Investment Grade	149	0.7%	6,637	1.2%
18	Allstate Insurance Co.	Investment Grade	468	2.3%	6,479	1.2%
19	Leidos Holdings Inc.	Investment Grade	159	0.8%	6,117	1.1%
20	Automatic Data Processing, Inc.	Investment Grade	289	1.4%	6,087	1.1%
21	Church & Dwight Co., Inc.	Investment Grade	250	1.2%	6,037	1.1%
			10,419	51.6%	$ 321,203	57.0%


Chicago, IL

(1) In June 2021, we entered into a 30-year lease with Sonesta. The lease relates to the redevelopment of a property we own in Washington, D.C to a mixed use and Sonesta's lease relates to the planned hotel component of the property. The term of the lease commences upon our delivery of the completed hotel, which is estimated to occur in the second quarter of 2023.

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Supplemental Q2 2022 22

Supplemental Q2 2022 23 Year (1) Number of Leases Expiring Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2022 42 944 4.7% 4.7% $ 23,716 4.2% 4.2% 2023 60 2,305 11.5% 16.2% 76,154 13.5% 17.7% 2024 51 3,063 15.2% 31.4% 79,437 14.1% 31.8% 2025 44 2,047 10.2% 41.6% 43,419 7.7% 39.5% 2026 37 1,670 8.3% 49.9% 43,200 7.7% 47.2% 2027 37 2,161 10.8% 60.7% 53,942 9.6% 56.8% 2028 14 1,254 6.2% 66.9% 48,954 8.7% 65.5% 2029 20 1,038 5.2% 72.1% 30,277 5.4% 70.9% 2030 19 731 3.6% 75.7% 20,800 3.7% 74.6% 2031 and thereafter 51 4,887 24.3% 100.0% 142,966 25.4% 100.0% Total 375 20,100 100.0% $ 562,865 100.0% Weighted average remaining lease term (in years) 5.9 6.2 (1) The year of lease expiration is pursuant to current contract terms. Lease Expiration Schedule As of June 30, 2022 (dollars and sq. ft. in thousands) RETURN TO TABLE OF CONTENTS Houston, TX

Supplemental Q2 2022 24 Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our condensed consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. NOI and Cash Basis NOI The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 15 and Same Property NOI and Same Property Cash Basis NOI as shown on page 16. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization expense. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. We calculate Same Property NOI and Same Property Cash Basis NOI in the same manner that we calculate the corresponding NOI and Cash Basis NOI amounts, except that we only include same properties in calculating Same Property NOI and Same Property Cash Basis NOI. We use NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 17. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect our share of EBITDAre of our unconsolidated joint ventures. In calculating Adjusted EBITDAre, we adjust for the items shown on page 17 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO We calculate funds from operations, or FFO, and Normalized FFO as shown on page 18. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and our proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the other items shown on page 18 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Cash Available for Distribution We calculate cash available for distribution, or CAD, as shown on page 18. We define CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items plus certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other real estate companies and REITs may calculate CAD differently than we do. Non-GAAP Financial Measures and Certain Definitions RETURN TO TABLE OF CONTENTS

Supplemental Q2 2022 25 Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized dividend yield is the annualized dividend per share paid during the period divided by the closing price of our common shares at the end of the period. Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of June 30, 2022, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization. Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Cap rate represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases at the acquisition date, less estimated annual property operating expenses as of the date of the acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on early extinguishment of debt, gains and losses on sales of properties and equity in earnings of unconsolidated joint ventures and including distributions from our unconsolidated joint ventures, if any, determined together with debt service for the period presented. Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 52.4% of annualized rental income as of June 30, 2022 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 11.0% of annualized rental income as of June 30, 2022 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Lease related costs generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leased square feet is pursuant to leases existing as of June 30, 2022, and includes (i) space being fitted out for tenant occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Leasing cost and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. Purchase price represents the gross purchase price, including assumed debt, if any, and excludes acquisition related costs and purchase price adjustments and allocations. Rentable square feet represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Same properties for the three months ended June 30, 2022 is based on properties we owned continuously since April 1, 2021; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which we own 51% and 50% interests. Same properties for the six months ended June 30, 2022 is based on properties we owned continuously since January 1, 2021; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which we own 51% and 50% interests. Same property cash basis NOI % margin is Same Property Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straightline rent adjustments, the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. Same property NOI % margin is Same Property NOI as a percentage of rental income. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on rental income. Non-GAAP Financial Measures and Certain Definitions (Continued) RETURN TO TABLE OF CONTENTS

Supplemental Q2 2022 26 This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS Chicago, IL